UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2008

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707 (Commission File Number)	20-2783217 (IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY (Address of Principal Executive Offices)	10019-5400 (Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Charles A. Zona

As previously disclosed in a Current Report on Form 8-K filed on May 30, 2008, the Company informed Charles A. Zona that, as part of the Company’s restructuring efforts, the Company eliminated his position effective as of May 30, 2008. Prior to that time, Mr. Zona served as Executive Vice President, Brand Management and Licensing. Additional details regarding the Company’s restructuring efforts are included in the Company’s Current Reports on Forms 8-K filed on May 30, 2008 and June 20, 2008.

On June 26, 2008, the Company executed a Separation Agreement and Release of Claims with Mr. Zona (the “Separation Agreement”) that details Mr. Zona’s separation pay and benefits. Except for the two material modifications detailed below, the Separation Agreement confirms the separation pay and benefits that Mr. Zona is entitled to receive pursuant to the terms of his Employment Agreement with the Company, dated December 11, 2006 (the “Zona Employment Agreement”):

•
The Company agreed to amend the vesting and exercise terms of certain stock options previously granted to Mr. Zona pursuant to the Company’s 2006 Long-Term Equity Incentive Plan (the “2006 Plan”). Mr. Zona previously had received two stock option grants: one covering 250,000 shares, granted when he was hired, with an exercise price of $6.96 per share (the “2006 Grant”) and one covering 25,000 shares, granted on March 19, 2008, with an exercise price of $2.83 per share (the “2008 Grant”). The Zona Employment Agreement provides that the 2006 Grant (of which 83,334 shares vested as of December 11, 2007) would vest in full if Mr. Zona were terminated without “Cause” (as defined in the Zona Employment Agreement). The 2008 Grant was not subject to accelerated vesting if Mr. Zona was terminated without “Cause.” In the Separation Agreement, Mr. Zona agreed to surrender options covering 166,666 shares from the 2006 Grant (all 166,666 of which would have vested upon his termination without “Cause”), and the Company agreed to vest all 25,000 shares covered by the 2008 Grant (none of which were or would have vested). The Company also agreed to extend the post-employment exercise period for all 108,334 vested options from ninety (90) days following termination of employment to December 31, 2009.

•
The Company agreed to limit the scope of the non-competition covenant in the Zona Employment Agreement to only prohibit Mr. Zona from working with the licensing businesses of Iconix Brand Group, Inc. or Cherokee, Inc. Additionally, the non-compete will not extend to any party that purchases any of the Company’s licensing businesses.

As of the date of this Current Report on Form 8-K, the Company and Mr. Zona have not yet entered into an Amended and Restated Employee Stock Option Award Agreement to memorialize the option grant changes detailed above. The Company and Mr. Zona expect to execute such an agreement in due course.

The foregoing is a summary of the material terms of the Separation Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

David B. Meister

As previously disclosed in the amendment to the Company’s Annual Report on Form 10-K/A filed on April 29, 2008, the Company and David B. Meister, who was the Company’s Chief Financial Officer until March 21, 2008, entered into a Separation Agreement and Release of Claims, dated April 28, 2008 (the “Meister Separation Agreement”) in connection with Mr. Meister’s termination of employment. As previously disclosed, the Meister Separation Agreement provided that the Company would extend the post-termination exercise period for Mr. Meister’s 200,000 vested options from ninety (90) days following termination of employment to December 31, 2009. The Meister Separation Agreement contemplated that such extension would be documented in a separate amended stock option award agreement. On June 26, 2008, the Company executed an Amended and Restated Employee Stock Option Award Agreement with Mr. Meister memorializing this extension of the post-termination exercise period for Mr. Meister’s vested options, which is the only material modification from the separation pay and benefits that Mr. Meister is entitled to receive pursuant to the terms of his Employment Agreement with the Company, dated September 12, 2006.

Kenneth J. Hall

As previously disclosed in a Current Report on Form 8-K filed on March 27, 2008, pursuant to the terms of Kenneth J. Hall’s Employment Agreement with the Company, dated March 19, 2008 (the “Hall Employment Agreement”), Mr. Hall was entitled to receive an option grant to purchase 250,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock on the grant date. Consistent with the Company’s standard policy for option grants, it was expected that such options would be granted and priced at the close of business on the third trading day after the Company publicly announced its results for the quarter ending March 31, 2008. As previously reported on May 19, 2008, the Company did not file its Quarterly Report on Form 10-Q for the quarter ending March 31, 2008 and did not otherwise publicly report complete financial results for the first quarter. Accordingly, the Company did not grant or price any options, including those promised to Mr. Hall in the Hall Employment Agreement, on its regular quarterly grant schedule. In considering both the Company’s contractual obligations to Mr. Hall and its desire to provide key employees with a retention incentive in light of recent developments at the Company, the Company’s board of directors (and the Compensation Committee of the board) have discussed on several occasions the grant of stock options to both Mr. Hall and other key employees of the Company. On June 23, 2008, following discussion with and support of the full board of directors, and following public disclosure on June 20, 2008 of the Company’s execution of a letter agreement with its bank lender, BTMU Capital Corporation, the Compensation Committee of the board approved the grant, on June 24, 2008, of 250,000 options to Mr. Hall, along with the grant of an aggregate of 528,000 options to twenty-five (25) key employees. These grants to key employees, including to Mr. Hall, have substantially identical terms. All options have an exercise price of $0.41 per share, which was the closing price per share of the Company’s common stock on June 24, 2008, as reported on Nasdaq. The options have a 10-year term and vest in equal installments on each of September 24, 2008, December 24, 2008, March 24, 2009 and June 24, 2009. Additionally, all vested options remain exercisable for one year following termination of employment without “Cause” (as defined in the 2006 Plan). Finally, all unvested options immediately vest in the event of a “Change of Control” or a termination of employment without “Cause” (each as defined in the 2006 Plan). For those employees who have employment agreements that provide for “Good Reason” resignation, such as Mr. Hall, accelerated vesting also follows a resignation for “Good Reason.”

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement and Release of Claims by and between the Company and Charles A. Zona, dated June 26, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 27, 2008.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By: Sue J. Nam
Its: General Counsel and Secretary